EXHIBIT 23.1



                          INDEPENDENT AUDITOR'S CONSENT



The Board of Directors
TRM Corporation (formerly TRM
  Copy Centers Corporation):

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


KPMG LLP

Portland, Oregon
December 6, 1999